Exhibit 99.2

Special InterMune All Hands
Meeting

August 25, 2014

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD -LOOKING
STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE
ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE
SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY
APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING
SHARES OF COMMON STOCK OF INTERMUNE AND THE POSSIBILITY THAT THE TRANSACTION
WILL NOT BE COMPLETED. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS,
ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE
KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE
RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY
DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED
BY WORDS OR PHRASES SUCH AS "BELIEVE", "ANTICIPATE", "EXPECT", "INTEND",
"PLAN", "WILL", "MAY", "SHOULD", "ESTIMATE", "PREDICT", "POTENTIAL", "CONTINUE"
OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING
ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE,
ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS
AND/OR TIMING DISCUSSED IN THE FORWARD -LOOKING STATEMENTS, AND YOU SHOULD NOT
PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY
INTENT OR OBLIGATION TO UPDATE ANY FORWARD -LOOKING STATEMENTS AS A RESULT OF
DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF INTERMUNE HAS NOT BEEN
COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT
CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL INTERMUNE
COMMON STOCK. THE SOLICITATION AND OFFER TO BUY INTERMUNE COMMON STOCK WILL
ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE
TIME THE OFFER IS COMMENCED, ROCHE AND INTERMUNE ACQUISITION CORPORATION, A
WHOLLY OWNED SUBSIDIARY OF ROCHE, WILL FILE A TENDER OFFER STATEMENT ON
SCHEDULE TO WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE
"SEC") AND THEREAFTER, INTERMUNE WILL FILE A SOLICITATION/RECOMMENDATION
STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY
HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE
SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND
CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION
STATEMENT AND RELATED MATERIALS WILL BE FILED BY ROCHE AND INTERMUNE WITH THE
SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE
MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND INTERMUNE
WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche's earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche.

For marketed products discussed in this presentation, please see full prescribing information on our website www.roche.com

All mentioned trademarks are legally protected.

Speakers

[] Giacomo Di Nepi, Executive Vice President and Managing Director, Europe --
InterMune

[] Dan Welch, Chairman, President and CEO - InterMune

[] Jennifer Cook, Head of Europe - Roche

InterMune and Roche Reach Definitive Merger Agreement

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A Strategic Merger of Two Companies Passionate about Patients with IPF

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Making the Right Choice for Patients and Investors

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What's Next?

ALL InterMune employees are guaranteed their comparable aggregate target compensation and benefits through the end of 2015

[] Bonuses earned in 2014 will be paid in 2015, based upon corporate objectives

I will remain responsible for entire organization, working with the ILT through
2014

InterMune/Roche leadership working on integration plan

Our mission remains the same

All Hands with InterMune Europe 25 August 2014

Jennifer Cook, Head of Europe, Roche

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Your phenomenal achievements -- what I have learned

[] One of the best startups in Europe

[] Built a strong organization in record time

[] Delivered one of the best orphan medicines launches ever

[] Successfully navigated the complex European pricing and reimbursement systems

[] Achieved 11 consecutive quarters of growth

[] Gave patients in Europe living with IPF renewed hope

What does this proposed merger mean?

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[] We recognise this is unsettling

[] We are committed to ensuring a smooth transition process and will fully support InterMune employees

[] We ask for your continued contribution at this critical time for
Esbriet/pirfenidone

[] We look forward to welcoming you into the Roche Group, and into the European
Team

Introduction to Roche Group
Introduction to Roche Pharma
Insights into Region Europe
How our companies fit together
Next Steps and Conclusions

Roche Group
A research -focused healthcare company

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[] Headquartered in Basel, Switzerland, since 1896

[] Founding families still hold a majority stake

[] Genentech is a wholly owned member

#1 biotech company
#1 in oncology
#1 in hospital markets
#1 in in vitro diagnostics

Roche Group
Sales 2013

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Note: 2013 reported figures in Swiss Francs (CHF)

Roche Group
Our purpose

Doing now what patients need next

Introduction to Roche Group
Introduction to Roche Pharma
Insights into Region Europe
How our companies fit together
Next Steps and Conclusions

Roche Pharma regions

Global presence to reach as many patients as possible with our medicines

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Our top 10 products

Focused on first and best in class therapies

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Introduction to Roche Group
Introduction to Roche Pharma
Insights into Region Europe
How our companies fit together
Next Steps and Conclusions

Region Europe

Our impact -- 5,500 employees achieved CHF 9.1bn

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Introduction to Roche Group
Introduction to Roche Pharma
Insights into Region Europe
How our companies fit together
Next Steps and Conclusions

Cultural Fit

Shared values and patient focus

Roche Core Values

Integrity
Passion
Courage

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InterMune Core Values

Integrity
Passion
Accountability
Creativity
Teamwork

Cultural Fit

Shared values and patient focus

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Introduction to Roche Group
Introduction to Roche Pharma
Insights into Region Europe
How our companies fit together
Next Steps and Conclusions

Roche committed to ensuring a smooth transition for employees

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For all employees:

[] We will guarantee each employee comparable aggregate target compensation and benefits through the end of 2015

[] We will work as expeditiously as possible to determine the changes that need to be made and provide timelines/next steps

Doing now what patients need next

Our Mission

Yesterday we were responsible to Deliver Sales, Deliver ASCEND

Our Mission

Yesterday we were responsible to Deliver Sales, Deliver ASCEND

         We remain responsible to Deliver Sales, Deliver ASCEND